UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2012

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 29, 2012, Hologic, Inc., a Delaware corporation (“Hologic”), and its wholly-owned subsidiary Gold Acquisition Corp., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Gen-Probe (the “Merger”), with Gen-Probe continuing as the surviving corporation and as a wholly-owned subsidiary of Hologic.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, at the effective time and as a result of the Merger, each share of common stock of Gen-Probe, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $82.75 in cash. Hologic anticipates that the total consideration to be paid, including the assumption of outstanding indebtedness of Gen-Probe less cash assumed, will be approximately $3.7 billion.

The completion of the Merger is subject to various conditions, including, among others, (i) approval by Gen-Probe’s stockholders, and (ii) the termination or expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under any similar foreign statutes and regulations applicable to the Merger.

The Merger Agreement contains customary representations, warranties and covenants by Gen-Probe and Hologic. Gen-Probe has agreed, among other things, not to solicit alternative transactions. Gen-Probe has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide non-public information in connection with, any alternative transaction. In addition, each of the parties has agreed to use their reasonable best efforts to cause the Merger to be consummated. Subject to certain exceptions, the Merger Agreement also requires Gen-Probe to call and hold a stockholders’ meeting and requires Gen-Probe’s board of directors (the “Gen-Probe Board”) to recommend that Gen-Probe stockholders adopt the Merger Agreement and approve the transactions contemplated thereby.

The Merger Agreement may be terminated under certain circumstances, including by mutual written consent of both Hologic and Gen-Probe. Either Hologic or Gen-Probe may unilaterally terminate the Merger Agreement if (i) subject to certain extensions of the Outside Date (as defined in the Merger Agreement), the Merger is not consummated on or before the Outside Date, (ii) any final and nonappealable law or governmental authority issues any order or takes any other action that makes consummation of the Merger illegal or otherwise prohibited, or (iii) Gen-Probe’s stockholders fail to give the requisite Stockholder Approval at the Stockholders’ Meeting (each as defined in the Merger Agreement). Gen-Probe may terminate the Merger Agreement for certain breaches of representations, warranties, covenants, or agreements on the part of Hologic or Merger Sub, or if the Gen-Probe Board enters into a definitive transaction with respect to a Superior Proposal (as defined in the Merger Agreement) and has not otherwise violated any of its non-solicitation covenants in the Merger Agreement and has paid Hologic the termination fee described below. Hologic may terminate the Merger Agreement for certain breaches of representations, warranties, covenants, obligations, or agreements on the part of Gen-Probe, Gen-Probe’s subsidiaries, or any of their representatives, or if the Gen-Probe Board effects a Recommendation Withdrawal, fails to include its Recommendation (each as defined in the Merger Agreement) in the proxy statement for the Stockholders’ Meeting, or fails to recommend certain competing offers.

Upon termination of the Merger Agreement and under specified circumstances, Gen-Probe may be required to (i) pay Hologic a termination fee of $128 million or (ii) pay Hologic’s out-of-pocket fees and expenses, or Hologic may be required to (i) pay Gen-Probe a financing failure fee of $200 million (which will serve as liquidating damages and shall be Gen-Probe’s sole and exclusive remedy in the event that the Merger fails to close as a result of Hologic’s financing not being available) or (ii) pay Gen-Probe’s out-of-pocket fees and expenses.

Hologic and Merger Sub are entitled to seek specific performance against Gen-Probe in order to enforce Gen-Probe’s obligations under the Merger Agreement. Gen-Probe is entitled to seek specific performance against Hologic or Merger Sub to enforce Hologic’s and Merger Sub’s obligations under the Merger Agreement, except that Gen-Probe may not seek specific performance if all of the conditions to the Merger have been satisfied but the proceeds of the debt financing are not available in full. Under these circumstances, payment by Hologic of the reverse termination fee is Gen-Probe’s sole and exclusive remedy.

Debt Commitment Letter

In connection with the Merger, Hologic has entered into a debt commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GS Lending”), dated April 29, 2012. Under the Commitment Letter, GS Bank and GS Lending have agreed to provide financing in an aggregate principal amount of up to $3.8 billion to Hologic to finance the Merger, to refinance certain indebtedness, and for other general corporate purposes (the “Financing”). The Financing is anticipated to comprise the following sources:

•	a senior secured tranche A term loan facility, known as the Tranche A Term Facility, in a total principal amount of $1 billion;

•	a senior secured tranche B term loan facility, know as the Tranche B Term Facility, in a total principal amount of $2 billion;

•	a senior secured revolving credit facility, known as the Revolving Facility, in a total available principal amount of up to $300 million; and

•	additional loans and/or unsecured notes of up to $500 million.

The allocation of the $3.8 billion Financing among these facilities is subject to adjustment, including in response to then prevailing market conditions, and the funding of the Financing is contingent on the satisfaction of certain conditions set forth in the Commitment Letter and there not having occurred, since December 31, 2011, an Acquired Business Material Adverse Effect (as defined in the Commitment Letter).

General

The above description of the Merger Agreement and Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Commitment Letter, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Merger Agreement and Commitment Letter together with the other information concerning Hologic and Gen-Probe that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Note Regarding Forward-Looking Statements. Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Such forward-looking statements include, but are not limited to, statements about the consummation of the Merger and other transactions contemplated by the Merger Agreement and the Financing contemplated by the Commitment Letter, and Hologic’s plans, objectives, expectations and intentions and other statements that are not historical facts. Hologic cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Risks and uncertainties include, among others: the ability of the parties to consummate the Merger in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Gen-Probe’s stockholders; that the transaction may involve unexpected costs or unexpected liabilities, including the possibility of litigation; successful completion of anticipated financing arrangements. In addition, the transaction will require Hologic to obtain significant financing. While Hologic has obtained a commitment to obtain such financing, Hologic’s liquidity and results of operations could be materially adversely affected if such financing is not available on the terms anticipated. Moreover, the substantial leverage resulting from such financing will subject Hologic’s business to additional risks and uncertainties. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic has filed with the SEC contain additional factors that could impact Hologic’s business and financial performance. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties’ expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 7.01	Regulation FD Disclosure.

On April 30, 2012, Hologic and Gen-Probe held a combined conference call and simultaneous presentation to investors at 8:15 a.m. EDT to discuss the announcement of the Merger Agreement. The investor presentation is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the investor presentation attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated April 29, 2012 by and among Hologic, Inc., Gold Acquisition Corp., and Gen-Probe Incorporated. †

10.1	Commitment Letter dated April 29, 2012 by and among Hologic, Inc., Goldman Sachs Bank USA, and Goldman Sachs Lending Partners LLC.

99.1	Investor Presentation dated April 30, 2012.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hologic hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer